Artisan Partners Asset Management Inc. Reports January 2017 Assets Under Management
Milwaukee, WI - February 9, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of January 31, 2017 totaled $100.3 billion. Separate accounts accounted for $48.9 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $51.4 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of January 31, 2017 - ($ Millions)
Global Equity Team[1]
Non-U.S. Growth	24,577
Non-U.S. Small-Cap Growth	910
Global Equity	1,173

U.S. Value Team
U.S. Mid-Cap Value	6,793
Value Equity	1,897

Growth Team
U.S. Mid-Cap Growth	13,581
U.S. Small-Cap Growth	2,129
Global Opportunities	11,239

Global Value Team
Non-U.S. Value	18,039
Global Value	16,594

Emerging Markets Team
Emerging Markets	243

Credit Team
High Income	2,019

Developing World Team
Developing World	1,091

Firm Total	$100,285
[1]Effective January 20, 2017, Artisan Partners ceased to manage assets in the Global Small-Cap Growth Strategy.

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com